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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of L.J. Melody & Company and the financial statements of L.J. Melody & Company of California, and to all references to our firm included in or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP

Houston, Texas
September 26, 1996